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                                                                     Exhibit 21

                        KAISER GROUP INTERNATIONAL, INC.
                   9300 Lee Highway, Fairfax, Virginia 22031
                                 (703) 934-3300

     Kaiser Group International, Inc.'s consolidated subsidiaries are listed below. Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

                                                                  Jurisdiction
Consolidated Subsidiary                                           of Formation
-------------------------                                         ------------
I.  Cygna Group, Inc.                                               Delaware
I.  EDA, Incorporated                                               Maryland
I.  Henry J. Kaiser Development Corporation, Inc.                   Delaware
I.  Kaiser Engineers Group, Inc.                                    Delaware
    II. Henry J. Kaiser Company                                     Nevada
    II. Kaiser Engineers, Inc.                                      Ohio
        III. KRGW Company (Canada), Inc.                            Canada
        III. Kaiser Engineers & Builders, Inc.                      Delaware
        III. Kaiser Engineers (California) Corporation              Delaware
        III. Kaiser Engineers of Michigan, Inc.                     Michigan
        III. Kaiser Overseas Engineering, Inc.                      Delaware
        III. Kaiser Engineers and Constructors, Inc.                Nevada
        III. Kaiser Engineers International, Inc.                   Nevada
             IV. Kaiser Panama S.A.                                 Panama
        III. KE Services Corporation                                Delaware
        III. Kaiser Engenharia e Constructoes Limitada              Brazil
    II. International Waste Energy Systems, Inc.                    Delaware
    II. KE Livermore, Inc.                                          Delaware
I.  Kaiser Engineers Massachusetts, Inc.                            Delaware
I.  Kaiser Engineers Pacific, Inc.                                  Nevada
I.  Kaiser/Georgia Wilson, Inc.                                     Delaware
I.  Kaiser Government Programs, Inc.                                Delaware
    II. Kaiser K-H Holdings, Inc.                                   Delaware
        III. Kaiser-Hill Company, LLC (50%)                         Colorado
             IV. Kaiser-Hill Funding Company, L.L.C. (98%)          Delaware
        III. Kaiser-Hill Funding Company, L.L.C. (1%)               Delaware

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
                                                                  Jurisdiction
Consolidated Subsidiary                                           of Formation
-------------------------                                         ------------
I.  Kaiser Hanford Company                                          Delaware
I.  Kaiser Holdings Unlimited, Inc.                                 Delaware
    II. American Venture Investments Incorporated                   Delaware
        III. American Venture Holdings, Inc.                        Delaware
    II. Cygna Consulting Engineers and Project Management, Inc.     California
    II. Excell Development Construction, Inc.                       Delaware
    II. Kaiser DPI Holding Co., Inc.                                Delaware
    II. Kaiser Engineers Eastern Europe, Inc.                       Delaware
        III. Kaiser Netherlands B.V. (10%)                          Netherlands
    II. Kaiser K-A Louisiana, Inc.                                  Louisiana
    II. Kaiser Netherlands B.V. (90%)                               Netherlands
    II. Kaiser Leasing Corporation, Inc.                            Delaware
I.  Kaiser Technology Holdings, Inc.                                Delaware
    II. Kaiser Advanced Technology, Inc.                            Idaho
        III. ICF Kaiser Advanced Technology of New Mexico, Inc.     New Mexico
I.  Kaiser R G.P. No. 1, Inc.                                       Delaware
I.  Monument Select Insurance Company                               Vermont
I.  Phase Linear Systems Incorporated                               Delaware
I.  Tudor Engineering Company                                       Delaware
